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                                                                    EXHIBIT 23.1


                                  Exhibit 27(l)



                     Opinion and Consent of Lorne Schinbein
      as to Actuarial Matters Pertaining to the Securities Being Registered


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                                 WRL LETTERHEAD

April 21, 2003

Western Reserve Life Assurance Co. of Ohio
570 Carillon Parkway
St. Petersburg, FL 33716

         RE:       WRL Series Life Account
                   WRL Freedom Elite Builder
                   File Nos. 333-58322/811-4420

Gentlemen:

         This opinion is furnished in connection with the filing by Western Reserve Life Assurance Co, of Ohio of Post-Effective Amendment No. 6 (the "Amendment") to the Registration Statement on Form N-6 for the WRL Freedom Elite Builder, a flexible premium variable life insurance policy ("Policy"). It is my opinion that the Prospectus, including the Fee Tables, and the Statement of Additional Information contained in the Amendment accurately describe the Policy. The forms of the Policy were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereof.

         I hereby consent to use of this opinion as an exhibit to the Amendment and to the reference to my name under the heading "Experts" in the Statement of Additional Information.

Very truly yours,

/s/ Lorne Schinbein

Lorne Schinbein
Vice President and Managing Actuary